                                                                     EXHIBIT 4.8

                              MANAGEMENT AGREEMENT

THIS AGREEMENT made as of the 5th day of January, 1998

     BETWEEN:

                  MINERA CORTEZ RESOURCES LTD., a company duly incorporated pursuant to the laws of the Province of British Columbia and having its offices located at 5640 Marine Drive, West Vancouver, British Columbia, V7W 2R6

                  (hereinafter called the "Company")

                                                               OF THE FIRST PART

     AND:

                  JEFFREY JOSEPH CIACHURSKI, Businessman of 5640 Marine Drive, West Vancouver, British Columbia, V7W 2R6

                  (hereinafter called the "Manager")

                                                              OF THE SECOND PART

WHEREAS:

A. The Company is involved in the business of acquiring and developing natural resource properties.

B. The Company wishes to retain the Manager to provide certain services to the Company, and therefore enters into this Agreement.

                  NOW THEREFORE THIS AGREEMENT WITNESSES that the parties mutually covenant and agree as follows:

                              DUTIES OF THE MANAGER

1. The Manager will provide general Company administration and control pursuant to the terms and conditions of this Agreement.

2.                The Manager will provide the following services to the
Company:

         (a) administration of the day to day affairs of the Company and any subsidiary;

         (b)      liaison with the Company's auditors, accountants and lawyers;
                  and

         (c) co-ordination of the dissemination of news of the Company to the public and to shareholders of the Company.

3. The Manager will, during the continuance of this Agreement, devote sufficient employee time to the business of the Company and to any subsidiary of the Company, for the performance of the said services faithfully, diligently, to the best of the Manager's abilities and in the best interests of the Company.

4. The term subsidiary as used herein means any company or companies of which more than fifty percent of the outstanding shares carrying votes at all times (provided that the ownership of such shares confers the right at all times to elect at least a majority of the board of directors of such company or companies) are for the time being owned by or held for the Company and/or any other company in like relation to the Company and includes any company in like relation to the subsidiary.

5.                The term of this Agreement will be five (5) years commencing
December 1, 1997.

6. Provided that the Manager is not in default hereunder, after the expiration of the initial five (5) year term, this Agreement will automatically renew for a further one (1) year term, and will successively renew for further one (1) year terms, unless the Manager or the Company gives the other party notice of non-renewal at least sixty (60) days in advance of the commencement of the next term, in which case it will terminate at the end of the next term.

7. For the Manager's services under this Agreement, the Company will pay a basic salary of $2,500 a month and reimbursement for all expenses incurred in the course of performing the Manager's services.

8. Notwithstanding clause 7, the salary and expenses reimbursement will be renegotiated in good faith, employing industry parameters, upon each anniversary of this Agreement if notice is given by either party to the other thirty (30) days prior to such anniversary that renegotiation is desired. If agreement or a new formula cannot be reached, then the matter will be determined by binding arbitration in accordance with the Commercial Arbitration Act of British Columbia.

                           RESTRICTIONS OF THE MANAGER

9. The Company acknowledges that the Manager may engage in other businesses which reasonably may detract from, compete with, or conflict with the Manager's duties to the Company without the consent of the Board of Directors, provided that the Manager devote sufficient time to his duties as Manager of the Company.

10. The Manager will not, except as authorized or required by the Manager's duties, reveal or divulge to any person or companies any of the trade secrets, secret or confidential operations, processes or dealings or any information concerning the organization, business, finances, transactions or other affairs of the Company, or of its subsidiaries, which may come to her knowledge during the term of this Agreement and will keep in complete secrecy, all confidential information entrusted to the Manager and will not use or attempt to use any such information in any manner which may injure or cause loss either directly or indirectly to the Company's business or may be likely so to do. This restriction will continue to apply after the termination of this Agreement without limit in point of time but will cease to apply to information or knowledge which may come into the public domain.

                            REPORTING BY THE MANAGER

11. Upon request, the Manager will provide to the directors of the Company, such information concerning the Company's businesses and activities as the directors may reasonably require.

                                   TERMINATION

12. This Agreement may be terminated by either party without notice and damages sought if at any time:

         (a) the other party commits a material breach of a provision of this Agreement;

         (b) the other party is unable or unwilling to perform the duties under this Agreement;

         (c) the other party commits fraud or serious neglect or misconduct in the discharge of its or her duties hereunder or under the law; or

         (d) the other party becomes bankrupt or makes any arrangement or compromise with its or her creditors.

                                   ASSIGNMENT

13. This Agreement may not be assigned by either party except with the written consent of the other party.

                                     GENERAL

14.               Time will be of the essence of this Agreement.

15. The parties will from time to time after the execution of this Agreement make, do, execute or cause or permit to be made, done or executed, all such further and other acts, deeds, things, devices and assurances i law whatsoever as may be required to carry out the true intention and to give full force and effect to this Agreement.

16. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and undertakings, whether oral or written, relative to the subject matter hereof.

17.               The following rules will be applied in interpreting this
Agreement:

         (a) this Agreement will enure to the benefit of and be binding upon each of the parties hereto and their respective successors and permitted assigns;

         (b) any reference to the Company or Manager will include their heirs, executors, administrators, successors and assigns;

         (c) if any provision of this Agreement or any part of it is found or determined to be invalid such provision will be severable from this Agreement and the remainder of this Agreement will be construed as if such invalid provision or part had been deleted from this Agreement; and

         (d) this Agreement and all matters arising under it will be governed by the laws of British Columbia;

18. Any notice, direction or instrument required or permitted to be given hereunder will be given in writing and be mailed, postage prepaid or delivered by one party to the other at the addresses on page one. Any notice, direction or other instrument if delivered will be deemed to be given or made on the day on which it was delivered or if mailed, will be deemed to have been given or made on the third business day following the day on which it was mailed, provided that if there should be a postal strike, slow down or other labor dispute which might affect the delivery of such notice then such notice will only be effective if actually delivered. Any party may, from time to time, give notice of any change of its respective address and, in such event, the address of such party will be deemed to be changed accordingly.

                  IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

MINERA CORTEZ RESOURCES LTD.                  )
                                              )
Per:                                          )
                                              )
-s- CLAUS ANDRUP                              )
------------------------------
Authorized Signatory                          )
                                              )
-s- SAM HIRJI                                 )
------------------------------
Authorized Signatory                          )

SIGNED, SEALED and DELIVERED by the           )
Manager in the presence of:                   )

CLAUS ANDRUP                                  )
------------------------------
Name                                          )
   # 3 - 22268 116th Avenue                   )
   MAPLE RIDGE, BC V2X IP5                    )    -s- JEFFREY JOSEPH CIACHURSKI
------------------------------                     -----------------------------
Address                                       )    JEFFREY JOSEPH CIACHURSKI

BUSINESS MAN.                                 )
------------------------------
Occupation                                    )